POWER OF ATTORNEY


      The undersigned officers and trustees of FRANKLIN FLOATING RATE TRUST (the "Registrant"), hereby appoint MARK H. PLAFKER, HARMON E BURNS, DEBORAH
R. GATZEK, KAREN L. SKIDMORE AND LARRY L. GREENE (with full power to each of them to act alone) as attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to the Notification of Registration on Form N-8A registering the Registrant as an investment company under the Investment Company Act of 1940, as amended, and the Registrant's registration statement on Form N-2 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, including any and all amendments thereto, covering the registration of the Registrant as an investment company and the sale of shares by the Registrant, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

      The undersigned officers and trustees hereby execute this Power of Attorney as of this 13th day of May, 1997.


/S/ RUPERT H. JOHNSON, JR.              /S/ CHARLES B. JOHNSON
Rupert H. Johnson, Jr.,                 Charles B. Johnson,
Principal Executive Officer             Trustee
and Trustee

/S/ FRANK H. ABBOTT, III                /S/ HARRIS J. ASHTON
Frank H. Abbott, III,                   Harris J. Ashton,
Trustee                                 Trustee

/S/ S. JOSEPH FORTUNATO                 /S/ DAVID W. GARBELLANO
S. Joseph Fortunato,                    David W. Garbellano,
Trustee                                 Trustee

/S/ FRANK W. T. LAHAYE                  /S/ GORDON S. MACKLIN
Frank W. T. LaHaye,                     Gordon S. Macklin,
Trustee                                 Trustee

/S/ DIOMEDES LOO-TAM                    /S/ MARTIN L. FLANAGAN
Diomedes Loo-Tam,                       Martin L. Flanagan,
Principal Accounting Officer            Principal Financial Officer






                           CERTIFICATE OF SECRETARY




      I, Deborah R. Gatzek, certify that I am Secretary of Franklin Floating Rate Trust (the "Trust").

      As Secretary of the Trust, I further certify that the following resolution was adopted by a majority of the Trustees of the Trust present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California on May 13, 1997.

      RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon E. Burns, Deborah R. Gatzek, Karen L. Skidmore, Larry L. Greene and Mark H. Plafker as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by each Trustee and designated officer.

I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.



Dated: May 13, 1997                       /s/ Deborah R. Gatzek
                                          Deborah R. Gatzek
                                          Secretary